EXHIBIT 4


                AMENDMENT TO THE POOLING AND SERVICING AGREEMENT



            This AMENDMENT TO THE POOLING AND SERVICING AGREEMENT, dated as of March 28, 2005 (the "Amendment"), among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), LITTON LOAN SERVICING LP, a Delaware limited partnership (the "Servicer"), NC CAPITAL CORPORATION, a California corporation (the "Responsible Party"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee"), amends the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer, the Responsible Party, and the Trustee, as amended by the Servicer Resignation, Appointment, Assumption and Amendment Agreement, dated as of December 1, 2004, among the Depositor, the Trustee, the Responsible Party, The Provident Bank and the Servicer.

                                    RECITALS

            WHEREAS, the parties hereto have entered into the Pooling and Servicing Agreement relating to the Morgan Stanley ABS Capital I Inc. Trust 2003-NC8;

            WHEREAS, the parties hereto desire to modify the Pooling and Servicing Agreement as set forth in this Amendment;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. Except as amended below, capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            2. Amendments.

            (a) The definition of "Available Funds" in Article I of the Pooling and Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following: "Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee
(x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest, if applicable, thereon (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur during the month in which such Distribution Date occurs; (v) amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased by the Responsible Party during the related Prepayment Period; (vi) the proceeds received with respect to the termination of the Trust Fund pursuant to clause
(a) of Section 9.01; and (vii) the Closing Date Deposit Amount; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement."

            (b) The definition of "Subordination Reduction Amount" in Article I of the Pooling and Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following: "Subordination Reduction Amount:
With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the Net Monthly Excess Cash Flow."

            (c) The fifth paragraph of the Preliminary Statement of the Pooling and Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following: "The minimum denomination for each Class of Certificates, other than the Class P, Class R and the Class X Certificates, will be $25,000 with integral multiples of $1 in excess thereof. The minimum denomination for the Class P and the Class X Certificates will each be a 1% Percentage Interest in such Class. The Class R Certificate will represent a 100% Percentage Interest in such Class."

            (d) Article III of the Pooling and Servicing Agreement is hereby amended by adding the following Section to the end of such Article: "Section
3.27 Optional Purchase of Delinquent Mortgage Loans. The Servicer may, at its option, purchase a Mortgage Loan serviced by it that has become 90 or more days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to any purchase pursuant to this Section 3.27, the Servicer shall be required to continue to make Advances pursuant to Section 4.01. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such delinquent Mortgage Loan at a price equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Rate, net of any unreimbursed Advances owed to the Servicer (it being understood that upon such purchase, such unreimbursed Advances shall be deemed to have been reimbursed in full by the Servicer). Any such purchase of a Mortgage Loan pursuant to this
Section 3.27 shall be accomplished by deposit in the Collection Account of the amount of such purchase price. Upon receipt of such purchase price, the Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Servicer, at the Servicer's expense, the Mortgage File relating to the Mortgage Loan being repurchased."

            (e) Section 4.02(a) is hereby amended by adding the following sentence to the end of such section: "The effect of the foregoing provisions is to distribute to the Class X Certificates all principal and interest received by the Trust Fund on the Mortgage Loans that is not otherwise distributable to any Class of LIBOR Certificates."

            3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            [SIGNATURE PAGES FOLLOW]




            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       MORGAN STANLEY ABS CAPITAL I INC.




                                       By: /s/Steven Shapiro
                                          --------------------------------------
                                          Name:  Steven Shapiro
                                          Title:  Executive Director


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          solely as Trustee and not in its
                                          individual capacity



                                       By: /s/Ronaldo Reyes
                                          --------------------------------------
                                          Name:  Ronaldo Reyes
                                          Title:  Vice President



                                       By: /s/Eiko Akiyama
                                          --------------------------------------
                                          Name:  Eiko Akiyama
                                          Title:  Associate



                                       LITTON LOAN SERVICING LP



                                       By: /s/Janice McClure
                                          --------------------------------------
                                          Name:  Janice McClure
                                          Title:  Senior Vice President


                                       NC CAPITAL CORPORATION



                                       By: /s/Kevin Cloyd
                                          --------------------------------------
                                          Name:  Kevin Cloyd
                                          Title:  President